EXHIBIT 10.3

AMENDMENT #2
TO
PROMISSORY NOTE

AMENDMENT #2, dated as of September 30, 2005, between Michelle Rush (“Borrower”), and Medis Technologies Ltd., a Delaware corporation (“Lender”).

WHEREAS, Borrower has heretofore delivered to Lender a Promissory Note, dated as of April 25, 2005 (the “Note”); and

WHEREAS, such Note was amended by the Borrower and Lender in an amendment dated as of May 9, 2005, and

WHEREAS, Borrower and Lender desire to further amend the Note as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.    The Note is hereby amended to change the maturity date from September 30, 2005 to November 30, 2005.

2.    Except as expressly amended hereby and in the amendment dated May 9, 2005, the Note shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment #2 as of the date hereinabove set forth.

MICHELLE RUSH, Borrower

By:	/s/ Michelle Rush

MEDIS TECHNOLOGIES LTD., Lender

By:	/s/ Howard Weingrow